3




As  filed  with  the  Securities  and  Exchange  Commission  on  May  21,  2004
     Registration  No.  333-____
_
________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            THE STEAK N SHAKE COMPANY
             (Exact name of registrant as specified in its charter)

                             INDIANA     37-0684070
              (State or other jurisdiction of     (I.R.S. Employer
             Incorporation or organization)     Identification No.)

                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                             INDIANAPOLIS, IN 46204
                                 (317) 633-4100
          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

               AMENDED AND RESTATED 1997 CAPITAL APPRECIATION PLAN
                         2000 DIRECTOR STOCK OPTION PLAN
                         2002 DIRECTOR STOCK OPTION PLAN
                         2003 DIRECTOR STOCK OPTION PLAN
                         2004 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 DAVID C. MILNE
                          GENERAL COUNSEL AND SECRETARY
                            THE STEAK N SHAKE COMPANY
                          36 SOUTH PENNSYLVANIA STREET
                             INDIANAPOLIS, IN 46204
                     (Name and address of agent for service)
                                 (317) 633-4100
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                DAVID C. WORRELL
                                 BAKER & DANIELS
                             300 N. MERIDIAN STREET
                             INDIANAPOLIS, IN 46204
                                 (317) 237-0300


                        CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF. . . . .  AMOUNT TO BE       PROPOSED MAXIMUM              PROPOSED MAXIMUM               AMOUNT OF
SECURITIES TO BE REGISTERED . .  REGISTERED (1)  OFFERING PRICE PER UNIT (2)   AGGREGATE OFFERING PRICE (2)   REGISTRATION FEE
-------------------------------  --------------  ----------------------------  -----------------------------  -----------------
Common Stock, $.50 stated value     640,500               $17.38                      $11,131,890                  $1,410.41
-------------------------------  --------------  ----------------------------  -----------------------------  -----------------
Preferred Stock Purchase Rights       (3)                   (3)                           (3)                          (3)



(1)     Together  with  an  indeterminate  number  of additional shares which may be necessary to adjust their number of shares reserved  for the issuance pursuant to the Steak n Shake Amended and Restated 1997 Capital Appreciation Plan, the 2000 Director
Stock Option Plan, the 2002 Director Stock Option Plan, the 2003 Director Stock Option Plan, and the 2004 Director Stock Option
Plan  (the "Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to  Rule  416(a).
(2)     Estimated  solely  for  the  purpose  of  calculating  the  registration  fee  in accordance with Rule 457(h) under the
Securities  Act  of  1933,  based  upon  the  average  of  the  high and low sale prices reported on the NYSE for May 17, 2004.
(3)     This  Registration  Statement also covers rights to purchase shares of Series A Preferred Stock, no stated value, which are  attached to and trade with the Common Stock. No additional consideration will be received by the Registrant for the rights

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The  shares  of  common  stock  being  registered consist of the following:
Amended and Restated 1997 Capital Appreciation Plan - 500,000; 2000 Director Stock Option Plan - 16,500; 2002 Director Stock Option Plan - 35,000; 2003 Director Stock Option Plan - 46,000; 2004 Director Stock Option Plan - 43,000.

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the plan as specified under Rule 428(b)(1) under the Securities Exchange Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by The Steak n Shake Company (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
     The following documents filed by the company with the Commission are incorporated herein by reference:
(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2003.
(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 17, 2003 and April 7, 2004.
(c) The Company's Current Reports on Form 8-K filed with the Commission on November 12, 2003, January 20, 2004, February 12, 2004 and May 4, 2004.
(d) The description of the Company's Common Stock that is contained in its Registration Statement on Form 8-A filed under Section 12 of the Securities Act, on May 21, 1997, including any amendments or reports filed for the purpose of updating such description.
(e) The description of the Company's preferred stock purchase rights that is contained in its Registration Statement on Form 8-A filed under Section 12 of the Securities Act, on May 17, 2001, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.
     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Indiana Business Corporation Law ("BCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's Articles of Incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, bylaws, resolution or other authorization adopted, after notice by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

The Amended and Restated Articles of Incorporation and the Bylaws of the Registrant contain provisions pursuant to which the officers and directors of the Registrant are entitled to indemnification as a matter of right against expenses and liabilities incurred by them by reason of their having acted in such capacities if such person has been wholly successful in the defense of such claims or acted in good faith in what he or she reasonably believed to be in or not opposed to the best interests of the Registrant. Such rights are not exclusive of any other rights of indemnification to which such persons may be entitled by contract or a matter of law.

The Registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Registrant and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them of any matter claimed against them in their capacities as directors or officers.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.
     Not  applicable.

ITEM  8.     EXHIBITS.
     See  Index  to  Exhibits.

ITEM  9.     UNDERTAKINGS.
(a)     The  undersigned  Registrant  hereby  undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       S-2
                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on May 21, 2004. THE STEAK N SHAKE COMPANY

By:/s/  David  C.  Milne
   ---------------------
David  C.  Milne
General  Counsel  and  Secretary

                                POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints David C. Milne, with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant's Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 21, 2004.

SIGNATURE                                         TITLE
---------                                         -----
/s/  Alan  B.  Gilman                            Chairman
---------------------
Alan  B.  Gilman

/s/  Jeffrey  A.  Blade                    Senior  Vice  President
-----------------------        (Principal  Financial  and  Accounting Officer)
Jeffrey  A.  Blade

/s/  Peter  M.  Dunn             President  and  Chief  Executive  Officer
--------------------                   (Principal  Executive  Officer)
Peter  M.  Dunn

/s/  Stephen  Goldsmith                           Director
-----------------------
Stephen  Goldsmith

/s/  Wayne  L.  Kelley                            Director
----------------------
Wayne  L.  Kelley

/s/  Charles  E.  Lanham                          Director
------------------------
Charles  E.  Lanham

/s/  Ruth  J.  Person                             Director
---------------------
Ruth  J.  Person

/s/  J.  Fred  Risk                               Director
-------------------
J.  Fred  Risk

/s/  John  W.  Ryan                               Director
-------------------
John  W.  Ryan

/s/  James  Williamson  Jr.                       Director
---------------------------
James  Williamson  Jr.

                            THE STEAK N SHAKE COMPANY
                                INDEX TO EXHIBITS
EXHIBIT  NO.          DESCRIPTION  OF  EXHIBIT
------------          ------------------------
4.1 Amended and Restated Articles of Incorporation of The Steak n Shake Company, filed March 27, 2002. (Incorporated by reference to the Registrant's definitive Proxy Statement dated December 19, 2001 related to the 2002 Annual Meeting of Shareholders).

4.2          Restated  Bylaws  of  The  Steak n Shake Company as of May 16,2001.
(Incorporated by reference to Exhibit 3.08 to the Registrant's Annual Report on Form 10-K for the year ended September 26, 2001).

4.3 Specimen certificate for Common Stock of The Steak n Shake Company (formerly Consolidated Products, Inc.). (Incorporated by reference to Exhibit
4.01 to the Registrant's Form 10-Q Report for the fiscal quarter ended April 11, 2001.)

4.4 Rights Agreement dated as of May 16, 2001 between The Steak n Shake Company and Computershare Investor Services, LLC, as Rights Agent. (Incorporated by reference to Exhibit 4.01 to the Registrant's Form 8-K Report filed May 17, 2001.)

4.5 The Steak n Shake Company Amended and Restated 1997 Capital Appreciation Plan. (Incorporated by reference to Appendix B to the Registrant's definitive Proxy Statement dated December 19, 2003, related to the 2004 Annual Meeting of Shareholders).

4.6 Form of option agreement related to 2000 Non-employee Director Stock Option Program and schedule relating thereto. (Incorporated by reference to Exhibit 10.22 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 5, 2000).

4.7 Form of option agreement related to 2002 Non-employee Director Stock Option Program and schedule relating thereto. (Incorporated by reference to Exhibit 10.14 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 19, 2001).

4.8          The  Steak  n  Shake  Company's  2003  Director  Stock Option Plan.
(Incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the year ended September 24, 2003).

4.9          The  Steak  n  Shake  Company's  2004  Director  Stock Option Plan.
(Incorporated by reference to Appendix C to the Registrant's definitive Proxy Statement dated December 19, 2003, relating to the 2004 Annual Meeting of Shareholders).

5.1          Opinion  of  Baker  &  Daniels.

23.1          Consent  of  Baker  &  Daniels  (Included as part of Exhibit 5.1).

23.2          Consent  of  Deloitte  &  Touche  LLP.

23.3          Consent  of  Ernst  &  Young  LLP.

24.1          Power  of  Attorney  (See  Signature  Page).








                                                                     Exhibit 5.1
                                                                     -----------
                                 BAKER & DANIELS
                      300 NORTH MERIDIAN STREET, SUITE 2700
                          INDIANAPOLIS, INDIANA  46204
                  TEL:  (317) 237-0300    FAX:  (317) 237-1000

May  21,  2004
The  Steak  n  Shake  Company
500  Century  Building
36  South  Pennsylvania  Street
Indianapolis,  IN  46204

       Re:     Registration  Statement  on  Form  S-8
               --------------------------------------
Ladies  and  Gentlemen:

     We have acted as counsel to The Steak n Shake Company, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the offer and sale of an aggregate of 640,500 shares (the "Shares") of the Company's common stock, $0.50 stated value, and the related preferred stock purchase rights (the "Rights," and collectively with the Shares, the "Securities"), pursuant to the Company's Amended and Restated 1997 Capital Appreciation Plan, the 2000 Director Stock Option Plan, the 2002 Director Stock Option Plan, the 2003 Director Stock Option Plan and the 2004 Director Stock Option Plan (collectively, the "Plans").

     We have examined the Registration Statement, the Amended and Restated Articles of Incorporation and Restated By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Securities, and such other documents as we have considered necessary. We have also examined a Certificate of Secretary of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of the Company (including the Certificate) and have not independently verified the matters stated therein.

     For purposes of this opinion, we have assumed that the Shares will be issued in accordance with the terms of the Plans and any shares of Series A Preferred Stock issued upon exercise of the Rights will be issued in accordance with the Company's Amended and Restated Articles of Incorporation and Rights Agreement.

     Based on the foregoing, we are of the opinion that the Securities have been duly authorized and, when the Securities have been issued in accordance with the Plans, the Securities will be validly issued, fully paid and non-assessable.

     This opinion letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     Our opinion expressed above is limited to the federal law of the United States and the laws of the State of Indiana.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                      Very  truly  yours,
                                      /s/  Baker  &  Daniels


                                                                    EXHIBIT 23.2



INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 2003, incorporated by reference in the Annual Report on Form 10-K of The Steak n Shake Company for the year ended September 24, 2003.

/s/  Deloitte  &  Touche  LLP

Indianapolis,  Indiana
May  20,  2004



                                                                    EXHIBIT 23.3

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Capital Appreciation Plan, and the 2000, 2002, 2003, and 2004 Director Stock Option Plans of The Steak n Shake Company of our report dated December 3, 2002, with respect to the consolidated Financial statements of The Steak n Shake Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 24, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 19, 2004